Exhibit 10.5



Agreed terms document under the joint venture shareholders' agreement dated 14th October 2005 among Baltic Petroleum (E&P) Limited, Siberian Energy Group Inc. and Zauralneftegaz Limited


                                    GUARANTEE

THIS  GUARANTEE  is  made  by  deed  on   9th November 2005.

BY:

ZAURALNEFTEGAZ  LIMITED,  a  company  incorporated  in  England  and Wales under
-----------------------
company  number  05525360  and  whose  registered  office  is  at  c/o Gilchrist
Solicitors,  18b  Charles  Street,  London  W1J  5DU,  United  Kingdom  (the
"GUARANTOR");

IN  FAVOUR  OF:

CASPIAN  FINANCELIMITED,  a  company  incorporated  in  England  and Wales under
-----------------------
company number 5530897 and whose registered office is at c/o Salans, Millennium Bridge House, 2 Lambeth Hill, London EC4V 2AJ, United Kingdom (the "LENDER").

WHEREAS:

(A) By separate loan agreement, dated 9th November 2005, between OOO Zauralneftegaz ("ZNG"), a Russian limited liability company and the Lender, the Lender has agreed to provide certain loan facilities to ZNG ("LOAN AGREEMENT"); and

(B) The Guarantor has agreed to guarantee the obligations of ZNG to the Lender under the Loan Agreement pursuant to the terms of this Guarantee.

NOW  THIS  DEED  WITNESSES  and  SEG  hereby  agrees  as  follows:

1.   GUARANTEE AND INDEMNITY

The  Guarantor  irrevocably  and  unconditionally:

1.1 guarantees to the Lender punctual performance by ZNG of all its obligations under the Loan Agreement;

1.2 undertakes with the Lender that whenever ZNG does not pay any amount when due under or in connection with the Loan Agreement, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

1.3 indemnifies the Lender immediately on demand against any cost, loss or liability suffered by the Lender if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which the Lender would otherwise have been entitled to recover.

2.   CONTINUING  GUARANTEE

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by ZNG under the Loan Agreement, regardless of any intermediate payment or discharge in whole or in part.

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3.   REINSTATEMENT

If any payment by ZNG or any discharge given by the Lender (whether in respect of the obligations of ZNG or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

3.1 the liability of ZNG shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

3.2 the Lender shall be entitled to recover the value or amount of that security or payment from ZNG, as if the payment, discharge, avoidance or reduction had not occurred.

4.   WAIVER  OF  DEFENCES

The obligations of the Guarantor under this Guarantee will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this Guarantee (without limitation and whether or not known to the Lender) including:

4.1 any time, waiver or consent granted to, or composition with, ZNG or any other person;

4.2 the release of ZNG or any other person under the terms of any composition or arrangement with any of its creditors or members;

4.3 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, ZNG or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

4.4 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of ZNG or any other person;

4.5 any amendment (however fundamental) or replacement of the Loan Agreement or any other document or security;

4.6 any unenforceability, illegality or invalidity of any obligation of any person under the Loan Agreement or any other document or security; or

4.7  any insolvency or similar proceedings.

5.   IMMEDIATE  RECOURSE

The Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Guarantee. This waiver applies irrespective of any law or any provision of the Loan Agreement to the contrary.

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6.   APPROPRIATIONS

Until all amounts which may be or become payable by ZNG under or in connection with the Loan Agreement have been irrevocably paid in full, the Lender (or any trustee or agent on its behalf) may:

6.1 refrain from applying or enforcing any other moneys, security or rights held or received by the Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall be entitled to the benefit of the same; and

6.2 hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Guarantee.

7.   DEFERRAL  OF  GUARANTORS'  RIGHTS

Until all amounts which may be or become payable by ZNG under or in connection with the Loan Agreement have been irrevocably paid in full, the Guarantor shall not exercise any rights which it may have by reason of performance by it of its obligations under the Guarantee:

7.1  to  be  indemnified  by  ZNG;

7.2 to claim any contribution from any other guarantor of any of ZNG's obligations under the Loan Agreement; and/or

7.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights it may have under the Loan Agreement or of any other guarantee or security taken pursuant to, or in connection with, the Loan Agreement.

8.   ADDITIONAL  SECURITY

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lender.

9.   NOTICES

Any notice to be given pursuant to the terms of this Agreement shall be given in writing to the party due to receive such notice at the address set out below or such other address as may have been notified to the other parties in accordance with this clause. Notice shall be delivered personally or sent by first class pre-paid recorded delivery or registered post (air mail if overseas) or by facsimile transmission to the numbers and parties detailed below and shall be deemed to be given in the case of delivery personally on delivery and in the case of posting (in the absence of evidence of earlier receipt) 48 hours after posting (six days if sent by air mail) and in the case of facsimile transmission on completion of the transmission provided that the sender shall have received printed confirmation of transmission.

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The Guarantor:
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Zauralneftegaz Limited            Attn:                      Fax:
c/o Gilchrist Solicitors
18b Charles Street                Company Secretary          +44 20 7667 6471
London W1J 5DU
United Kingdom
--------------                    -----------------          ----------------

The Lender:
----------

Caspian Finance Limited           Attn.:                     Fax:
c/o Salans
Millennium Bridge House           Joel McDonald              +44 (0)20 7429 6001
2 Lambeth Hill
London EC4V 2AJ
United Kingdom
--------------                    -------------              -------------------

10.     THIRD  PARTIES

No term of this agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a third party.

11.     LAW  AND  JURISDICTION

This Guarantee shall be governed by and construed in accordance with the laws of England. Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this Agreement.

IN WITNESS whereof this Guarantee has been duly executed and delivered as a deed the day and year first above written.



Executed as a Deed by                   Director: /s/ James Charles Pockney
Zauralneftegaz Limited                           -------------------------------
acting by two Directors/
a Director and the Secretary            Name: James Charles Pockney
                                             -----------------------------------
                                        Director/
                                        Secretary:  /s/ David Zaikin
                                                  ------------------------------
                                        Name: David Zaikin
                                             -----------------------------------

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